UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: November 8, 2004

                          Apollo Investment Corporation
                          -----------------------------
             (Exact name of registrant as specified in its charter)

         Maryland                   333-112591                52-2439556
--------------------------         ------------           -------------------
(State or other jurisdiction        Commission             (IRS Employer
     of incorporation)             File Number)           Identification No.)



               9 West 57th Street, 43rd Floor, New York, NY 10019
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               (Address of principal executive offices) (Zip Code)


         Registrant's telephone number, including area code 212-515-3200
-------------------------------------------------------------------------------
        (Former address: 1301 Avenue of the Americas, New York, NY 10019)

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Item 9.01. Financial Statements and Exhibits.

     The following press release was issued by Apollo Investment Corporation on November 8, 2004:




Apollo Investment Corporation Announces September 30, 2004 Financial Results

     NEW YORK--November 8, 2004--Apollo Investment Corporation (NASDAQ: AINV) today announced financial results for its second fiscal quarter ended September 30, 2004. AINV commenced operations on April 8, 2004 after closing its initial public offering of 62,000,000 shares of common stock at $15.00 per share. After deducting underwriting discounts, commissions and offering expenses, AINV received net proceeds of $870.15 million or $14.035 per share. At September 30, 2004, our net asset value was $14.10 per share. The primary purpose of the initial public offering was to obtain capital with which to invest primarily in mezzanine loans, senior secured loans and equity investments in U.S. middle-market companies.


Highlights:

Stockholders' Equity:  $875.1 million

Net Asset Value per share:  $14.10

2nd Fiscal Quarter Operating Results (in thousands):
Net increase in stockholders' equity from operations:  $5,786
Net investment income:  $2,263
Net realized and unrealized gains:  $3,523

YTD Operating Results (in thousands):
Net increase in stockholders' equity from operations:  $6,649
Net investment income:  $786
Net realized and unrealized gains:  $5,863

2nd Fiscal Quarter Portfolio Activity
Cost of investments made during period: $161 million
Number of portfolio company investments made during the quarter ended September 30, 2004: 9

YTD Portfolio Activity:
Cost of investments made during period: $404 million
Number of portfolio companies at September 30, 2004:  19

Portfolio and Investment Activity

September 30, 2004 marks the completion of our second fiscal quarter of operations. During the three months, we invested approximately $161 million in the aggregate across seven new portfolio companies and increased our investment in two others. More specifically, we invested $65 million in the aggregate in the mezzanine debt of Anthony International and the mezzanine debt and equity of N.E.W. Customer Service Companies and TDS Logistics. Anthony International is a leading manufacturer of glass refrigerator and freezer doors and related accessories. N.E.W. Customer Service Companies is the nation's leading independent provider of extended service warranties for retailers, utilities, manufacturers, credit card issuers, and other service providers. TDS Logistics is a diversified automotive logistics company. The weighted average yield on these mezzanine debt investments is 14.9%. Our subordinated debt/corporate note investments yielded 10.6% at June 30, 2004. We also invested $95 million in the aggregate in the senior secured debt of Grand Vehicle Works Holding Corp., NES Rentals Holdings,

Inc., Anthony International, Phillips Health, LLC, Ripplewood Phosphorus, LLC and added to our investment in United Industries Corporation. These senior secured debt investments had a weighted average yield of 7.6%. Our senior secured debt investments yielded 6.3% at June 30, 2004.

The weighted average yield on all our debt investments (excluding cash equivalents) was 8.78% at September 30, 2004 versus 7.35% at June 30, 2004. The weighted average yield on our bank debt/senior secured debt was 6.9% at September 30, 2004 versus 6.3% at June 30, 2004. Our subordinated debt/corporate notes yielded 12.8% at September 30, 2004 versus 10.6% at June 30, 2004. Yields are computed using interest rates as of the balance sheet date and include amortization of loan origination fees, original issue discount and market premium or discount, weighted by their respective costs when averaged.

Through September 30, 2004, we invested approximately $404 million of the net proceeds from our initial public offering. Net proceeds were invested 13.5% in subordinated debt/corporate notes, 0.5% in common stock/warrants and 32.4% in bank debt/senior secured debt. The remaining initial capital was invested in cash equivalents.

Bank debt/senior secured debt typically accrues interest at variable rates determined on the basis of a benchmark LIBOR or prime rate with stated maturities at origination that range from 5 to 10 years. While subordinated debt/corporate notes will typically accrue interest at fixed rates, some of these investments may include zero coupon, PIK and/or step bonds that accrue income on a constant yield to call or maturity basis.

Chairman and CEO, Michael Gross said, "We are quite pleased with the progress we've made in building our portfolio over our first two quarters and remain confident that we will meet the objectives we described at the time of the IPO. Additionally, our strong deal flow gives us the conviction that during the balance of our first year ramp up period, we will continue to experience quarterly sequential growth in yield."


Results of Operations

Operating Income

Investment income totaled $7.9 million for the quarter ended September 30, 2004 versus $3.8 million for the quarter ended June 30, 2004. For the period April 8, 2004 (commencement of operations) through September 30, 2004, gross investment income totaled $11.7 million. As we continue investing the net proceeds from the initial offering, we expect to continue generating additional income at rates greater than the rates we receive on cash and cash equivalents.

Operating Expenses

Operating expenses totaled $5.6 million for the quarter ended September 30, 2004 versus $5.3 million for the quarter ended June 30, 2004. For the period April 8, 2004 (commencement of operations) through September 30, 2004, operating expenses totaled $10.9 million. This amount consisted of investment advisory and management fees, insurance expenses, administrative services fees, professional fees, directors' fees and other general and administrative expenses. The investment advisory fee for the quarter was $4.4 million versus $4.0 million for the quarter ended June 30, 2004 and represented the base fee as provided for in the investment advisory and management agreement. Administrative services fees accrued for the quarter was $273,000 versus $175,000 for the quarter ended June 30, 2004.

Net Operating Income

The Company's net operating income was $2.26 million for the quarter ended September 30, 2004 versus a net operating loss of $1.48 million for the quarter ended June 30, 2004. For the period April 8, 2004 (commencement of operations) through September 30, 2004, net operating income was $785,968.

Net Unrealized Appreciation on Investments and Cash Equivalents

For the quarter ended September 30, 2004, the Company's investments had an increase in net unrealized appreciation of $3.52 million versus $2.34 million for the quarter ended June 30, 2004. At September 30, 2004, net unrealized appreciation totaled $5.86 million of which $2.18 million was attributable to net unrealized appreciation on our bank debt/senior secured debt and $3.76 million was attributable to our subordinated debt/corporate notes. The Company's cash equivalents had net unrealized depreciation of approximately $77,000.

Net Realized Losses on Repayments

The Company had partial principal repayments of $347,011 for the quarter ended September 30, 2004 versus $125,000 for the quarter ended June 30, 2004. Net losses for the quarter totaled $322 versus $368 for the quarter ended June 30, 2004. For the period April 8, 2004 (commencement of operations) through September 30, 2004, the Company had total principal repayments of $472,011 and net realized losses of $690.

Net Increase in Stockholders' Equity From Operations

For the quarter ended September 30, 2004, the Company had a net increase in stockholders' equity resulting from operations of $5.79 million versus $863,000 for the quarter ended June 30, 2004. For the period April 8, 2004 (commencement of operations) through September 30, 2004, the Company had a total net increase in stockholders' equity resulting from operations of $6.65 million. Based on a weighted-average shares outstanding of 62,000,100, our net change in stockholders' equity from operations per share was $0.093 for the quarter ended September 30, 2004 versus $0.014 for the quarter ended June 30, 2004. Our net change in stockholders' equity from operations was $0.107 per share for the period April 8, 2004 (commencement of operations) through September 30, 2004.

Conference Call at 10:00 a.m. ET on November 9, 2004

     The company will host a conference call at 10:00 a.m. (ET) on Tuesday, November 9, 2004 to discuss second fiscal quarter financial results. All interested parties are welcome to participate. You can access the conference call by dialing (877) 780-2271 approximately 5-10 minutes prior to the call. International callers should dial (973) 582-2773. All callers should reference "Apollo Investment Corporation". An archived replay of the call will be available through November 23, 2004 by calling (877) 519-4471. International callers please dial (973) 341-3080. For all replay, please reference pin # 5230463.

BALANCE SHEET (unaudited)                                     September 30,
(in thousands, except per share amounts)                           2004
Assets
Cash                                                       $           644
Cash equivalents, at fair value (cost - $1,141,697)              1,141,620
Investments, at fair value (cost - $403,152)                       409,093
Interest receivable                                                  4,950
Other assets                                                           799
                                                               -----------
      Total assets                                         $     1,557,106

Liabilities

Payable for investments purchased                          $       679,595
Management fee payable                                               1,434
Accrued expenses                                                       945
                                                               -----------
         Total liabilities                                 $       681,974



Stockholders' Equity

Common stock, par value $.001 per share, 100,000,000
   common shares authorized, 62,079,760 issued and
   outstanding                                             $            62
                                                                   871,211
Paid-in capital in excess of par
Accumulated net investment income                                      786
Dividends paid to stockholders                                      (2,790)
Accumulated net realized losses                                         (1)
Net unrealized appreciation                                          5,864
                                                               -----------
     Total stockholders' equity                            $       875,132
                                                               -----------
     Total liabilities and stockholders' equity            $     1,557,106



                                                            Quarter Ended      April 8, 2004*
STATEMENT OF OPERATIONS (unaudited)                      September 30, 2004       through
(in thousands, except per share amounts)                                      September 30, 2004
                                                         ------------------   ------------------
Operating Income
      Interest income                                                 $7,865             $11,670
      Other income                                                        24                  26
                                                                  ----------          ----------
             Total operating income                                    7,889              11,696

Operating Expenses
     Management fees                                                  $4,398              $8,411
     Insurance expenses                                                  404                 773
     General and administrative expenses                                 824               1,726
                                                                  ----------          ----------
             Total operating expenses                                  5,626              10,910
                                                                  ----------          ----------


Net operating income before investment gains and losses               $2,263                $786
Net realized loss on investments                                          (1)                 (1)
Net change in unrealized appreciation                                  3,524               5,864
                                                                  ----------          ----------

   Net increase in stockholders' equity resulting from operations     $5,786              $6,649

Earnings per common share                                             $0.093              $0.107


                                                                April 8, 2004*
                                                                    through
PER SHARE DATA (unaudited)                                    September 30, 2004
                                                              -----------------
Net asset value, beginning of period                               $      14.06
                                                                     ----------
      Net investment income                                                0.01
      Net unrealized appreciation on investments                           0.10
                                                                     ----------
Net increase in stockholders' equity resulting from operations             0.11
Dividends to shareholders                                                (0.04)
Costs related to the initial public offering                             (0.03)
                                                                     ----------
Net asset value at end of period                                   $      14.10
                                                                     ==========
Per share market value at end of period                            $      14.15
Total return (1)                                                        (5.36%)
Shares outstanding at end of period                                  62,079,760

Ratio/Supplemental Data:
Net assets at end of period (in millions)                          $      875.1
Ratio of operating expenses to average net assets (2)                     2.60%
Ratio of net operating income to average net assets (2)                   0.19%

 * Commencement of operations

(1) Total return is based on the change in market price per share assuming an investment at the initial offering price of $15.00 per share. Total return also takes into account dividends and distributions, if any, reinvested in accordance with the Company's dividend reinvestment plan. Interim periods are not annualized.
(2)  Annualized

About Apollo Investment Corporation

     Apollo Investment Corporation is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company's investment portfolio will be principally in middle-market private companies. From time to time, the Company may also invest in public companies. The Company expects to primarily invest in senior secured loans and mezzanine loans and equity in furtherance of its business plan. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as "anticipates," "believes," "expects," "intends", "will", "should," "may" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.



CONTACT:  Richard L. Peteka of Apollo Investment Corporation, 212-515-3423

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               Apollo Investment Corporation


                               /s/ Richard L. Peteka
                               -----------------------------
                                      (Signature)

                               By:  Richard L. Peteka
                               Title: Chief Financial Officer
                               Date: November 8, 2004